UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Landsea Homes Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 McKinney Avenue, Suite 1000 Dallas, TX	75202
(Address of principal executive offices)	(Zip Code)

(949) 345-8080
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 29, 2025, Landsea Homes Corporation (the “Company”), certain subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee, entered into a Third Supplemental Indenture, dated as of such date (the “Third Supplemental Indenture”), to that certain Indenture dated April 1, 2024, among the Company, certain subsidiary guarantors party thereto and the Trustee (as supplemented, the “Indenture”), governing the Company’s 8.875% Senior Notes due 2029 (the “Notes”).

The Third Supplemental Indenture was entered into to effectuate certain amendments (the “Proposed Amendments”) to the Indenture as further detailed below, for which consents were solicited in the cash tender offer (the “Tender Offer”) and consent solicitations (“Consent Solicitation”) with respect to the Notes previously announced by Lido Merger Sub, Inc. (“Merger Sub”) as further detailed in the Company’s Offer to Purchase and Consent Solicitation Statement, dated May 13, 2025 (as amended or supplemented from time to time, the “Statement”). As of 5:00 p.m., New York City time, on May 29, 2025 (the “Participation Date”), the Company had received valid consents from holders of $293,848,000 aggregate principal amount of the Notes, representing approximately 97.95% of the total outstanding principal amount of the Notes, which amount was sufficient to constitute the requisite consents to approve the Proposed Amendments in accordance with the terms of the Indenture. Following the Participation Date, the consents received cannot be revoked, except as required by law.

The Third Supplemental Indenture amends the Indenture to, among other things, eliminate from the Indenture (i) any obligation to make a “change of control offer” in connection with the Merger (as defined below), (ii) substantially all of the other restrictive covenants and (iii) certain events of default and other provisions contained in the Indenture. The Third Supplemental Indenture became effective upon execution but will only become operative when the Notes are accepted for purchase by Merger Sub pursuant to the terms of the Tender Offer and Consent Solicitation, which include the satisfaction of certain conditions as set forth in the Statement, including the satisfaction of the previously announced proposed merger (the “Merger”) of the Company with Merger Sub and a financing condition.

The foregoing description of the Third Supplemental Indenture is a summary and is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated May 29, 2025, by and among Landsea Homes Corporation, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025

Landsea Homes Corporation

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Chief Financial Officer